                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the use of our report (and all references to our Firm) included in or made part of this amendment to registration statement.


                                        /s/ ARTHUR ANDERSEN LLP

                                            Arthur Andersen LLP

Denver, Colorado

May 29, 1997